                                  EXHIBIT 11.1

                      NEWMARK HOMES CORP. AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE

           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                                   PERIOD          PERIOD
                                                                                    FROM            FROM
                                                                      YEAR         DECEMBER       JANUARY 1,       YEAR
                                                                     ENDED       16, 1999 TO       1999 TO        ENDED
                                                                    DECEMBER       DECEMBER       DECEMBER       DECEMBER
                                                                    31, 2000       31, 1999       15, 1999       31, 1998
                                                                  ------------   ------------   ------------   ------------
PRIMARY EARNINGS:
Net income ....................................................   $     25,691   $      2,648   $     14,737   $     12,795
Effect of dilutive securities - 1998 Tandem Stock Option Plan .              0              0              0              0
                                                                  ------------   ------------   ------------   ------------
Net income applicable to common stock .........................   $     25,691   $      2,648   $     14,737   $     12,795
                                                                  ============   ============   ============   ============

Shares:
Weighted average number of common shares outstanding ..........     11,500,000     11,500,000     11,500,000     11,035,342
Effect of dilutive securities - 1998 Tandem Stock Option Plan .              0              0              0              0
                                                                  ------------   ------------   ------------   ------------
Weighted average number of common share outstanding as
  adjusted ....................................................     11,500,000     11,500,000     11,500,000     11,035,342
                                                                  ============   ============   ============   ============


Primary earnings per common share:
Net Income ....................................................   $       2.23   $       0.23   $       1.28   $       1.16
                                                                  ============   ============   ============   ============

FULLY DILUTED EARNINGS:
Net Income ....................................................   $     25,691   $      2,648   $     14,737   $     12,795
Effect of dilutive securities - 1998 Tandem Stock Option Plan .              0              0              0              0
                                                                  ------------   ------------   ------------   ------------
Net income applicable to common stock .........................   $     25,691   $      2,648   $     14,737   $     12,795
                                                                  ============   ============   ============   ============

Shares
Weighted average number of common shares outstanding ..........     11,500,000     11,500,000     11,500,000     11,035,342
Effect of dilutive securities - 1998 Tandem Stock Option
  Plan ........................................................              0              0              0              0
                                                                  ------------   ------------   ------------   ------------

Weighted average number of common share outstanding as
  adjusted ....................................................     11,500,000     11,500,000     11,500,000     11,035,342
                                                                  ============   ============   ============   ============


Fully diluted earnings per common share:
Net income ....................................................   $       2.23   $       0.23   $       1.28   $       1.16
                                                                  ============   ============   ============   ============
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